SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ☐

Check the appropriate box:

⌧	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

◻	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ClearSign Technologies Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED APRIL 30, 2024

ClearSign Technologies Corporation

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

Dear Stockholder:

You are invited to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of ClearSign Technologies Corporation (the “Company,” “we,” “us” or “our”) on June 25, 2024 at 1:00 p.m. Central Daylight Standard Time. The Annual Meeting will be completely virtual conducted live via the Internet. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CLIR2024.

At this year’s meeting, you will be asked to vote on: (1) the election of five members of our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified; (2) the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; (3) the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 87,500,000; (4) the approval, on an advisory basis, of the compensation paid to our named executive officers; (5) the approval, on an advisory basis, of the frequency of the advisory vote on compensation of our named executive officers; and (6) the approval of one or more adjournments of the Annual Meeting in certain circumstances.

Our board of directors (the “Board”) has fixed the close of business on April 29, 2024 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. If you are a record holder of the Company’s common stock on the Record Date, you are eligible to vote with respect to these matters either electronically, at the meeting, or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. We urge you to authorize your proxy in advance by following the instructions printed on it. Returning the proxy does not deprive you of your right to attend the virtual meeting and vote your shares.

Sincerely,

Colin James Deller, Chief Executive Officer

Tulsa, Oklahoma
, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 25, 2024; THIS PROXY STATEMENT AND THE 2023 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.PROXYVOTE.COM

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED APRIL 30, 2024

ClearSign Technologies Corporation

8023 E. 63rd Place Suite 101

Tulsa, Oklahoma 74133

Notice of 2024 Annual Meeting of Stockholders

to be held June 25, 2024

To the Stockholders of ClearSign Technologies Corporation:

The 2024 annual meeting of stockholders (the “Annual Meeting”) will be held at 1:00 p.m. Central Daylight Standard Time on June 25, 2024. The Annual Meeting will be a virtual meeting of stockholders conducted live via the Internet. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CLIR2024. During the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

(1)	the election of five members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2024;

(3)	the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock to 87,500,000;

(4)	the approval, on an advisory basis, of the compensation paid to our named executive officers;

(5) the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation; and

(6) the approval of one or more adjournments of the Annual Meeting in certain circumstances.

If you are a stockholder of record as of April 29, 2024, you may vote at the Annual Meeting as further described in the accompanying proxy statement. The Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), proxy statement and form of proxy are being distributed and made available on the Internet on or about , 2024.

Dated: , 2024

By order of the Board of Directors

Brent Hinds
Chief Financial Officer

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability or the proxy card you received in the mail.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED APRIL 30, 2024

ClearSign Technologies Corporation

8023 E. 63rd Place, Suite 101

Tulsa, OK 74133

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 25, 2024

The proxy statement and annual report on Form 10-K for the year ended December 31, 2023 are available at www.proxyvote.com.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials in connection with the solicitation of proxies by our board of directors (“Board”) for our virtual 2024 annual meeting of stockholders (the “Annual Meeting”) to be held on June 25, 2024, at 1:00 p.m. Central Daylight Standard Time over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of the Annual Meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to you on or about , 2024. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

The Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. You will be able to attend the Annual Meeting online. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/CLIR2024 and enter the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form. You may begin to log into the meeting platform beginning at 12:45 p.m. Central Daylight Standard Time on June 25, 2024.

Stockholders will also have the opportunity to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/CLIR2024. A technical support telephone number will be posted on the login page of www.virtualshareholdermeeting.com/CLIR2024 you can call if you encounter any difficulties accessing the virtual meeting during the meeting.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU VOTE BY TELEPHONE, OVER THE INTERNET OR BY MARKING, DATING, AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this year’s meeting, you will be asked to vote on:

(1)	the election of five directors to serve until the election and qualification of their successors;
(2)	the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2024;
(3)	the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 87,500,000;
(4)	the approval, on an advisory basis, of the compensation paid to our named executive officers;
(5)	the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation; and
(6)	the approval of one or more adjournments of the Annual Meeting in certain circumstances.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on April 29, 2024 (the “Record Date”) may vote at the Annual Meeting. Each share of our common stock has one vote. There were 45,913,546 shares of common stock outstanding on April 29, 2024.

How do I vote?

You may vote over the Internet, by telephone, by mail, or at the Annual Meeting.

Vote by Internet. You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, June 24, 2024. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Monday, June 24, 2024. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to ClearSign Technologies Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote at the Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/CLIR2024. You will need the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form. If you previously voted via the Internet or by telephone or mail, you will not limit your right to vote online at the Annual Meeting.

If you vote by Internet, telephone or mail, you will be designating Colin James Deller, our Chief Executive Officer and Corporate Secretary, and/or Brent Hinds, our Chief Financial Officer, as your proxy(ies). They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote electronically.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Can I receive future materials via the Internet?

If you vote by Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs in the future, as well as the number of paper documents you will receive.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Colin James Deller, our Chief Executive Officer and Corporate Secretary, and/or Brent Hinds, our Chief Financial Officer, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be counted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the director-nominees (see Proposal 1); “FOR” the approval, on an advisory basis, of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2024 (see Proposal 2); “FOR” the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 87,500,000 (see Proposal 3); “FOR” approving, on an advisory basis, of the compensation paid to our named executive officers (see Proposal 4); “THREE YEARS” with respect to the approval, on an advisory basis, of the frequency of future advisory votes to approve executive compensation (see Proposal 5); and “FOR” approving one or more adjournments of the Annual Meeting in certain circumstances (see Proposal 6).

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so, however, we will transact any such other business as may properly come before the Annual Meeting or any adjournments thereof. Your proxies are authorized to vote on your behalf, using their best judgment, on any other business that properly comes before the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee (a “Nominee”), you will receive separate voting instructions from your Nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your Nominee. Please check with your Nominee and follow the voting instructions your Nominee provides.

You should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters, such as the ratification of the selection of an independent registered public accounting firm, but do not have discretion to vote on non-routine matters. Under applicable regulations, the uncontested election of directors is no longer considered a routine matter. Matters related to executive compensation and to the implementation of, or a material revision to, an equity incentive plan are also not considered a routine matter. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your Nominee instructions on how to vote your shares with respect to Proposals 1, 4 and 5 votes may not be cast on your behalf. Therefore, if you do not provide voting instructions to the Nominee, your Nominee may only vote in any other routine matters properly presented for a vote at the Annual Meeting, such as Proposals 2, 3 and 6. If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting, but a broker non-vote will not otherwise affect the outcome of a vote.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	notifying our Chief Financial Officer, Brent Hinds, by e-mail to brent.hinds@clearsign.com that you are revoking your proxy;
●	submitting a proxy at a later date via the Internet or telephone or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded, and your earlier proxy revoked; or
●	attending (virtually) and voting at the Annual Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions provided by your Nominee.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

What constitutes a quorum?

The holders representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting, either present or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date in accordance with Proposal 6 hereof, or the Annual Meeting’s chairman may also adjourn the meeting in accordance to Article II, Subsection 2.6 of our Bylaws (the “Bylaws”). If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy with voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Approval, on an Advisory Basis, of the Appointment of BPM CPA LLC as the Company’s Independent Registered Public Accounting Firm. Proposal 2 is an advisory vote only and not binding on the Company. The Board’s Audit & Risk Committee (the “Audit & Risk Committee”) will consider the outcome of this vote when making future decisions regarding the appointment of an independent registered public accounting firm.

Approval of an Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock to 87,500,000. Proposal 3 requires that the votes cast in favor of this Proposal 3 exceed the votes cast against this Proposal 3 from the holders entitled to vote thereon. Abstentions are not votes cast and will have no effect on the outcome of this vote and broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on this proposal.

Approval, on an Advisory Basis, of the Compensation Paid to our Named Executive Officers and the Vote, on an Advisory Basis, on the Frequency of Future Advisory Votes to Approve Executive Compensation.  Proposals 4 and 5 are also advisory votes only. These votes will not be binding on us, our Board, or the Board’s Human Capital & Compensation Committee (the “Compensation Committee”). However, the Board and the Compensation Committee will consider the outcome of each of these votes when making future compensation decisions for our executive officers or decisions regarding the frequency of the advisory vote on the compensation of our executive officers.

Approval of One or More Adjournments of the Annual Meeting in Certain Circumstances. Proposal 6 will be approved with the affirmative vote of the holders of a majority of the shares present or represented by proxy in the Annual Meeting and entitled to vote thereon. If a quorum is not present at the Annual Meeting, Article II, Subsection 2.6 of our Bylaws states that the Annual Meeting’s chairman may also adjourn the Annual Meeting in the manner set forth therein.

Other Proposals. So long as a quorum is present, in order to approve any other proposal that might properly come before the Annual Meeting, the affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against the proposal, except when a different vote is required by law or by our articles of incorporation.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the proposals.

What percentage of the Company’s common stock do our directors and officers own?

As of April 29, 2024, our current directors and executive officers beneficially owned approximately 16.9% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 35 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Proxies may also be solicited in person, by telephone, or facsimile. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

We do not plan to employ a professional solicitation firm with respect to proposals to be presented at the Annual Meeting. However if, for example, we do not believe we will meet the quorum requirements set forth in our Bylaws, we may retain a proxy solicitation firm to solicit proxies. If we do so, we will pay a fee for those services and will reimburse the proxy solicitation firm for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. We may also agree that the proxy solicitation firm’s fees may increase if certain changes in the scope of its services occur.

Who is the independent registered public accounting firm, and will they be represented at the Annual Meeting?

BPM CPA LLP served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the year ended December 31, 2023 and has been appointed to serve as our independent registered public accounting firm for the year ending December 31, 2024. We expect that representatives of BPM CPA LLP will not be present at the Annual Meeting.

What are the recommendations of the Board?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	Proposal 1 – “FOR” the election of the director nominees;
●	Proposal 2 – “FOR” the approval of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2024;
●	Proposal 3 – “FOR” the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 87,500,000;
●	Proposal 4 – “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers;
●	Proposal 5 – “THREE YEARS” with respect to the approval, on an advisory basis, of the frequency of future advisory votes to approve the compensation of our named executive officers.
●	Proposal 6 – “FOR” the approval of one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve Proposal 3 or in the absence of a quorum.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

GOVERNANCE OF THE COMPANY

The following table sets forth the names and ages of the directors and executive officers serving immediately prior to the Annual Meeting. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position
Colin James Deller	56	Chief Executive Officer and Director
Brent Hinds	45	Chief Financial Officer
Robert T. Hoffman, Sr.	65	Director and Chairperson of the Board
Judith S. Schrecker	71	Director and Lead Independent Director
Catharine M. de Lacy	66	Director
David M. Maley	63	Director

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of Delaware (“DGCL”) and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer, Chief Financial Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its committees.

Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors, individually or as a group, by writing to the Board at 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133. These communications will be reviewed by the Company’s Secretary who, depending on the subject matter, will (i) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (ii) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Nominating and Corporate Governance Committee (the “Governance Committee”), the Company’s Secretary presents a summary of communications received, if any, and will make those communications available to any director upon request.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). On an annual basis, the Board reviews the independence of all directors under guidelines established by Nasdaq and in light of each director’s background, employment and affiliations with the Company and members of management, as well as significant holdings of Company securities. This review considers all known relevant facts and circumstances in making an independence determination. The Board concluded its annual review of director independence in March 2024. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors serving on the Board, including those nominated for election at the Annual Meeting, are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the exception of Robert T. Hoffman, Sr. and Colin James Deller.

Board of Directors and Committees

The Board has three standing committees, the Audit & Risk Committee, the Compensation Committee and the Governance Committee (collectively, the “Board Committees”). All members of the Board Committees are non-employee directors who are deemed independent. During the year ended December 31, 2023, the Board held ten meetings, the Audit & Risk Committee held five meetings, the Compensation Committee held seven meetings, and the Governance Committee held six meetings. Each of our directors attended at least 75% of the meetings held by the Board and the Board Committees of which he or she is a member. We do not have a policy with regard to Board attendance at our annual meeting of stockholders.

None of our directors are related to any other directors or any executive officers of the Company. None of our directors or executive officers have been involved in a legal proceeding that requires disclosure pursuant to Item 401(f) of Regulation S-K promulgated under the Exchange Act. None of our directors or executive officers were selected as a result of an arrangement or understanding between him/her and any other person, except for Mr. Hoffman, who was appointed as a director to our Board in connection with that certain Voting Agreement, dated July 12, 2018, between us and clirSPV LLC.

Audit & Risk Committee

As of the date hereof, the Audit & Risk Committee is comprised of Judith S. Schrecker (Chairperson), Catharine M. de Lacy and David M. Maley. Each member of the Audit & Risk Committee is financially literate and our Board has determined that Judith S. Schrecker qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The role of the Audit & Risk Committee includes, but is not limited to, the following:

●	overseeing management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;
●	appointing, compensating, retaining, and overseeing the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;
●	overseeing management’s maintenance of internal controls and procedures for financial reporting at least annually;
●	overseeing risks related to cybersecurity, including the security of corporate information and the steps management takes to monitor and control cybersecurity risks;
●	overseeing our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;
●	overseeing the independent registered public accounting firm’s qualifications and independence;
●	preparing the report required by the rules of the Securities and Exchange Commission to be included in our proxy statement; and
●	discharging such duties and responsibilities as may be required of the Audit & Risk Committee by the provisions of applicable laws, rules or regulations.

The Audit & Risk Committee is authorized (without seeking Board approval) to retain or terminate special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to meet with any members of, or advisors to, the Audit & Risk Committee.

A copy of the charter of the Audit & Risk Committee is available on our website at www.clearsign.com (under “Investors - Corporate Governance”).

Human Capital & Compensation Committee

As of the date hereof, the Compensation Committee is comprised of Judith S. Schrecker (Chairperson), and Catharine M. de Lacy. The role of the Compensation Committee is to:

●	review, approve, and recommend to the Board our compensation and benefits policies generally and the annual compensation (base salary, bonus and other benefits) for all of our executives, including our Chief Executive Officer;
●	administer the ClearSign Technologies Corporation 2021 Equity Incentive Plan (the “2021 Plan”), the 2013 Consultant Stock Plan and the ClearSign Technologies Corporation 2011 Equity Incentive Plan (collectively, the “Equity Incentive Plans”); and
●	annually review and make recommendations to the Board with respect to the compensation of non-executive directors, including any incentive plan compensation.

A copy of the charter of the Compensation Committee is available on our website at www.clearsign.com (under “Investors-Corporate Governance”).

The Compensation Committee may engage outside advisers, including outside auditors, attorneys, and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant used to provide advice on compensation levels or assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Pursuant to the terms of the 2021 Plan, the Compensation Committee may delegate to one or more officers of the Company the authority to grant awards under the plan to participants who are not insiders of the Company.

Nominating & Corporate Governance Committee

As of the date hereof, the Governance Committee is comprised of Catharine M. de Lacy (Chairperson) and Judith S. Schrecker. The role of the Governance Committee is to:

●	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;
●	determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;
●	establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;
●	review planning for succession to the position of Chief Executive Officer and other senior management positions;
●	annually recommend to the Board persons to be nominated for election as directors;
●	annually recommend to the Board the members and leadership of all standing committees, as well as leadership of the Board and to fill vacancies as needed;
●	adopt or develop for Board consideration corporate governance principles and policies; and

●	periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

A copy of the charter of the Governance Committee is available on our website at www.clearsign.com (under “Investors - Corporate Governance”). The members of the Governance Committee have reviewed the qualifications of the director-nominees.

Policy with Regard to Director Nominations

Stockholder proposals with regard to director nominations are reviewed by the Corporate Secretary for compliance with the requirements for such proposals, which are set forth in our Policy Regarding Stockholder Candidates for Nomination (the “Policy”). Stockholder proposals that meet these requirements will be summarized by the Corporate Secretary. Summaries and copies of the stockholder proposals are circulated to the Chairman of the Governance Committee.

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder (a “Nominating Stockholder”), the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. The Policy requires a Nominating Stockholder to have continuously held at least 5% of the Company’s common stock for at least three years by the date the name of the candidate is submitted, and to continue to hold the common stock through the date of the annual meeting. The Policy permits a Nominating Stockholder to submit one candidate for consideration at any annual meeting of stockholders. Pursuant to the Policy, a Nominating Stockholder holder must submit a candidate for consideration as a director in writing to the Corporate Secretary; the submission must be received by a date not later than the 120th calendar day before the anniversary of the date that the prior year’s annual meeting proxy statement was released to stockholders (or if the annual meeting date has changed by more than 30 days, a reasonable time before we begin to print and mail the proxy statement) and must include the following information:

1.	The name, address and number of shares of common stock owned by the Nominating Stockholder;
2.	A representation that the Nominating Stockholder meets the requirements described above and will continue to meet them through the date of the annual meeting. If the Nominating Stockholder is not a registered holder of the Company’s common stock, the Nominating Stockholder must provide evidence of eligibility as provided in Exchange Act Rule 14a-8(b)(2).
3.	A description of all arrangements or understandings (whether written or oral) between or among the Nominating Stockholder and the candidate or any other person or entity (naming such person or entity) regarding the candidate’s nomination.
4.All information regarding the candidate that the Company would be required to disclose in a proxy statement filed pursuant to the rules and regulations of the SEC with respect to a meeting at which the candidate would stand for election.
5.Confirmation that the candidate is independent under the independence requirements established by the Company, Rule 10A-3(b) promulgated under the Exchange Act and Nasdaq Listing Rule 5605(a)(2), or if the candidate is not independent under all such criteria, a description of the reasons why the candidate is not independent.
6.The consent of the candidate to serve as a member of the Board, if nominated and elected.
7.A representation signed by the candidate that if elected he or she will:
(i)	represent all stockholders of the Company in accordance with applicable laws and the Company’s article of incorporation, bylaws and other policies;

(ii)	comply with all rules, policies or requirements generally applicable to non-executive directors; and
(iii)	upon request, complete and sign a customary director and officer questionnaire.

Our Policy Regarding Stockholder Candidates for Nomination is available on our website at www.clearsign.com (under “Investors - Corporate Governance”).

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds, ages and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should preferably have board experience with one or more companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in combustion, technology, air pollution control and air emission regulation, intellectual property, start-up companies, research and development, strategic planning, business development, upstream, midstream and downstream oil and gas, energy, finance, accounting and banking, as well as impact investing and environmental, social and governance investing, reporting and/or compliance.

In evaluating nominations to the Board, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role as a fiduciary to stockholders and with respect to corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out such fiduciary responsibilities. The Governance Committee took these specifications into account, as well as the Company’s contractual agreements, in formulating and re-nominating its present Board members. The current director candidates were recommended by the Governance Committee, which is comprised of independent directors.

Board Diversity Matrix

As a Nasdaq listed company, we are required to disclose board level diversity statistics. The following table sets forth the relevant information of the current members of the Board.

Board Diversity Matrix (as of April 30, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	0	0
Part II: Demographic Background
Hispanic or Latino	0	0	0	0
Native American or Alaskan Native	0	0	0	0
Asian	0	0	0	0
Black or African American	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGTBQ+	0
Did Not Disclose Demographic Background	0

Risk Oversight by the Board of Directors

It is the management’s responsibility to assess and manage the various risks we face. It is the Board’s responsibility to oversee management in this effort, in order to ensure that risks and uncertainties that may relate to our ongoing operations and to our plans for the future are considered and sought to be managed appropriately. In exercising its oversight, the Board has allocated some areas of focus to the Board Committees and has retained areas of focus for itself, as more fully described below.

Full Board. Risks and exposures focused on by the full Board include risk management as a whole as well as strategic, financial and execution risks including safety risks, risks associated with intellectual property, and other current matters that may present material risk to our operations, plans, prospects or reputation. Throughout the year, the Chief Executive Officer discusses these risks with the Board during strategy reviews that focus on a particular function or aspect of our business.

Audit & Risk Committee. Risks and exposures focused on by the Audit & Risk Committee are those associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, cyber, the Foreign Corrupt Practices Act, financial policies, investment guidelines, and credit and liquidity matters.

Governance Committee. Risks and exposures focused on by the Governance Committee are those relating to corporate governance and management and director succession planning.

Compensation Committee. Risks and exposures focused on by the Compensation Committee are those associated with leadership assessment and compensation programs and arrangements, including incentive plans, to ensure that compensation incentives are aligned with our risk management objectives.

Board Leadership Structure

The Chairperson of the Board, if appointed pursuant to Section 6.1 of the Bylaws, presides at all meetings of the Board and the annual meeting of stockholders. Mr. Hoffman was appointed as Chairperson of the Board at a special meeting of the Board held on November 6, 2018, at which time the Board determined to separate the offices of the Chief Executive Officer and the Chairperson. At that time, the Board believed such a leadership structure would increase the Board’s independence from management. Ms. Schrecker is currently serving as our lead independent director.

The responsibilities of our lead independent director include:

●	to act as a liaison between the independent and non-independent directors;
●	to develop, maintain and revise the annual Board calendar;
●	to preside over all Board meetings at which the Chairperson of the Board is not present; and
●	other duties as may be assigned to the lead independent director by the Board.

A determination regarding the designation and appointment of a Board Chairperson and/or lead independent director will be made each year following the Company’s annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

None of our prior or current executive officers serves as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Code of Ethics

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions, as well as to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that all of the foregoing people avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. The Code of Ethics is available on our website at www.clearsign.com (under “Investors-Corporate Governance”). We will promptly disclose any amendment to, or a waiver from, a provision of our Code of Ethics that applies to members of our board of directors, our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting the information on our Internet website, www.clearsign.com.

Employee, Officer, and Director Hedging

Our policy against insider trading prohibits all employees and directors from engaging in any short sales of our securities, hold our securities in a margin account, or pledge our securities as collateral for a loan.

Clawback Policy

We have adopted a compensation recovery policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq rules (the “Clawback Policy”). Under the Clawback Policy, in the event of certain accounting restatements, we will be required to recover erroneously received incentive-based compensation from our executive officers representing the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance. The Compensation Committee has discretion to make certain exceptions to the clawback requirements (when permitted by Nasdaq rules) and ultimately determine whether any adjustment will be made under the Clawback Policy.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation for services rendered by our non-executive directors for the year ended December 31, 2023. The amounts represented in the “Restricted Stock Units” and “Option Awards” columns reflect the grant date fair value of the restricted stock units and options computed in accordance with FASB ASC Topic 718 and do not necessarily equate to the income that will ultimately be realized by the director for such awards. David M. Maley did not receive any compensation in the year ended December 31, 2023, as he was not appointed as a director until April 2024.

		Fees				Nonqualified
		Earned	Restricted		Non-Equity	Deferred
		or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name		Cash	Units	Awards	Compensation	Earnings	Compensation	Total
Robert T. Hoffman, Sr.	(1)	$—	$79,997	$—	$—	$—	$—	$79,997
Judith S. Schrecker	(2)	—	99,623	—	—	—	—	99,623
Gary DiElsi	(3)	—	72,373	—	—	—	—	72,373
Susanne L. Meline	(4)	—	23,000	—	—	—	—	23,000
Catharine de Lacy	(5)	—	64,058	—	—	—	—	64,058
		$—	$339,051	$—	$—	$—	$—	$339,051

(1)	Since his appointment as a director and as of December 31, 2023, Mr. Hoffman has received grants of 13,153 shares of common stock, 185,212 shares of restricted stock units, and options for the purchase of 186,500 shares of common stock for his services.
(2)	Since her appointment as a director and as of December 31, 2023, Ms. Schrecker has received 220,194 shares of restricted stock units, and options for the purchase of 17,000 shares of common stock for her services.
(3)	Mr. DiElsi received 115,993 shares of restricted stock units as compensation for his services. Mr. DiElsi resigned as a director, effective as of November 9, 2023.
(4)	Ms. Meline received grants of 27,027 shares of common stock, 147,578 shares of restricted stock units, and options for the purchase of 204,750 shares of common stock for her services. Ms. Meline resigned as a director, effective February 21, 2023.
(5)	Since her appointment as a director and as of December 31, 2023, Ms. de Lacy has received 64,861 shares of restricted stock units as compensation for her services.

Director Compensation Plan

Our non-executive directors are entitled to an annual compensation of $60,000, except for the Chairperson of the Board, who receives an annual compensation of $80,000, plus reimbursement for ordinary and reasonable expenses incurred in exercising their responsibilities in accordance with the Company’s expense reimbursement procedure applicable to all employees of the Company. Our lead independent director is also entitled to receive additional annual compensation of $15,000.

Our non-executive directors received the following additional annual compensation for service on the committees of the Board, as applicable, during the year ended December 31, 2023:

Committee	Chair	Member
Audit & Risk Committee	$19,000	$7,500
Compensation Committee	$7,500	$3,000
Nominating and Corporate Governance Committee	$6,500	$3,000

In the year ended December 31, 2023, each non-executive director’s annual compensation was paid in restricted stock units. This component of the Company’s director compensation program is designed to build an ownership stake in the Company while providing an incentive to directors that corresponds with the returns recognized by our stockholders. Restricted stock unit awards to non-executive directors are anticipated to continue in future years as a means to increase alignment of directors with the Company’s stockholders.

Other than the 2021 Plan, the independent directors are not eligible to participate in the Company’s employee benefit plans, including the retirement plan.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The Board is comprised of five members. Our Board, upon the recommendation of the Governance Committee, has nominated our five directors for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes cast. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a director:

Robert T. Hoffman, Sr.

Mr. Hoffman became a director of our Company in July 2018 in conjunction with the execution of a Voting Agreement between the Company and clirSPV LLC and was appointed as Chairman in November 2018. Mr. Hoffman served as the interim Chief Executive Officer for ClearSign between January 1, 2019, and April 1, 2019, prior to Dr. Deller’s appointment. Mr. Hoffman has more than 30 years of relevant capital markets experience and expertise. In 2011, Mr. Hoffman founded and continues to manage Princeton Opportunity Management LLC. Previously, he served as founder and managing partner of Candlewood Capital Management. The firm’s Candlewood Funds were a family of domestic and off-shore long/short funds which totaled more than $1 billion in primarily institutional assets. Mr. Hoffman also was a Managing Director and Portfolio Manager for the Growth & Income (G&I) mutual fund and institutional assets of what was originally Scudder Stevens and Clark, where he was responsible for all buy and sell decisions. During his tenure, G&I assets under management expanded from approximately $1.75 billion to more than $25 billion. Mr. Hoffman was also nominated by two separate governors to serve three terms as a Member and Chairman of the State of New Jersey Investment Council (SIC) from 1990 to 2002. The SIC has ultimate oversight responsibility for state and local pension funds totaling more than $80 billion. Mr. Hoffman’s career also includes service as the Assistant State Treasurer for Pensions and Investments for the State of New Jersey; Special Assistant to the Governor of New Jersey; and Mergers, and Acquisitions Analyst at ABN/LaSalle Bank. He holds an M.B.A. with Distinction from the Kellogg Graduate School of Management at Northwestern University and an Economics degree from Dartmouth College.

Judith S. Schrecker

Ms. Schrecker became a director of our Company in February 2021. Ms. Schrecker brings more than 40 years of financial and operating leadership and board participation with broad international experience. Most recently Ms. Schrecker was VP of Finance of Flat Rolled Products at ATI – Allegheny Technologies, Inc., a Global manufacturer of technically advanced specialty materials and complex components, overseeing revenues of over $1 billion. Prior to that Ms. Schrecker was Chief Financial Officer of Alcoa’s Global Rolled Products business and a member of the executive council of the company. Under her leadership, the Global Rolled Products business achieved historically high profitability. Ms. Schrecker previously served on the boards of Finacity Corporation and Dress for Success Worldwide. She attended the University of Pittsburg Graduate School of Public and International Affairs along with a B.A. in History, Economics, and Latin American Studies from Temple University. Additionally, Ms. Schrecker is a 2020 Exceptional Women Awardees Foundation (EWA) recipient.

Catharine M. de Lacy

Ms. de Lacy became a director of our Company in February 2023. She is a widely recognized expert in ESG/Sustainability initiatives, public affairs, corporate governance, and risk management. Ms. de Lacy has worked for both public and privately held companies including Albemarle Corporation, the Clorox Corp., Sun Products, Cabot Corp, AlliedSignal, and Occidental Petroleum Corp. Ms. de Lacy is the co-founder and Managing Director of Riar Associates, LLC, a management consultancy where she continues to work as a business advisor and subject matter expert on climate, sustainability, business strategy, public policy and advocacy, communications, and risk management matters for public and private companies. She is a former board member of TORC Oil & Gas, Ltd. (TSX:TOG), and the Environmental Law Institute’s Leadership Council, and is currently serving as a board member of privately-held NTES LLC, which provides strategic, financial, and operations management expertise in evolving energy markets and real estate investment; the Executive Advisory Council of the Responsible Battery Coalition, and U.S.A. Bobsled/Skeleton Foundation. She holds a Board Certificate in ESG from UC Berkeley's Law School, is a Certified Director through the Harvard Business School,  and is a Qualified Risk Director® and holds a certificate in Cyber Risk Governance®. Ms. de Lacy received a B.A. from Merrimack College, and an M.S. from Tufts University.

David M. Maley

Mr. Maley became a director of our Company in April 2024. Mr. Maley brings forty years of broad investment experience with more than half of that period focused on micro-cap equity research and portfolio management. Mr. Maley currently serves as the Chief Investment Officer and Chief Compliance Officer of 1102 Partners, LLC, a family office, and investment advisory firm founded by Mr. Maley in 2021. Prior to his current role, Mr. Maley served as a Senior Vice President at Ariel Investments, where he was Lead Portfolio Manager for the Ariel Micro-Cap Value Product fund and the Ariel Small-Cap Deep Value Product fund. During that time, he was named a “Micro-Cap Superstar” in a 2014 Red Chip Review publication. Mr. Maley also took on management of the domestic trading team at Ariel Investments and chaired the Trade Oversight Committee during his tenure at Ariel Investments. Prior to Ariel Investments, Mr. Maley founded and ran Maple Hill Capital Management and served as a Vice President and Senior Portfolio Manager for ultra-high net worth clients at Harris Bank. Mr. Maley began his career in institutional equity sales at Goldman Sachs. He received an M.B.A from the University Of Chicago Booth School of Business and a B.B.A in finance from the University Of Notre Dame.

Colin James Deller

Dr. Deller joined us as our President in February 2019, transitioned to the office of Chief Executive Officer on April 1, 2019 and was appointed as a director on February 13, 2020. Dr. Deller began his career at Hamworthy Combustion while also completing his Ph.D. In 1996, Dr. Deller joined Callidus, where he was employed in Project Engineering and Sales, and over the course of ten years advanced to serve as Chief Combustion Engineer and Manager of Burner Order Execution before being promoted to oversee Callidus’ entire burner business. From 2010 until he left Callidus, following the acquisition of Callidus by Honeywell, Dr. Deller served as General Manager with full profit and loss accountability for the Honeywell UOP Callidus burner business worldwide. During that time, he led his team in developing new international markets, including developing a leading market position in China. From May 2018 until he joined the Company, Dr. Deller served as the interim Global Operations Director for the entire Honeywell International UOP Callidus business, which includes flares and thermal oxidizers in addition to burners.

Dr. Deller has a Bachelor of Engineering in mechanical engineering from Portsmouth Polytechnic, U.K., a doctorate in flame chemistry from the University of Portsmouth, U.K., and an MBA from The University of London.

The investment experience that Mr. Hoffman and Mr. Maley bring to our Board includes experience in analyzing the operations of businesses, and particularly smaller capitalized companies, to determine the likelihood of success. Ms. Schrecker has significant financial, business, operational and industrial experience. Ms. de Lacy and Mr. Maley have significant experience in the areas of corporate governance and risk management. In addition, Ms. de Lacy and Mr. Maley have experience in the areas of environmental policy and cybersecurity. We believe that their experience, together with the expertise brought to our operations by Dr. Deller, will help us achieve our goals of proving commercial viability of our products, generating interest from end users and original equipment manufacturers and licensing our technology. For these reasons, we concluded that each of these individuals should serve as a director.

Vote Required and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the five nominees receiving the most votes for election will be elected.

The Board recommends a vote “FOR” each of the nominees.

PROPOSAL 2 – APPROVE, ON AN ADVISORY BASIS, THE APPOINTMENT

OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit & Risk Committee approved the engagement of BPM CPA LLP (“BPM”) as our independent registered public accounting firm for our fiscal year ended December 31, 2023 and 2022. Stockholder approval of the selection of BPM as our independent registered public accounting firm is advisory only and is not required by our Bylaws or the DGCL. The Board seeks such approval as a matter of good corporate practice. Should the stockholders fail to approve the selection of BPM as our independent registered public accounting firm, the Audit & Risk Committee will reconsider whether to retain that firm in the future.

In making its recommendation to the Board that stockholders ratify the appointment of BPM as our independent registered public accounting firm for the year ending December 31, 2024, the Audit & Risk Committee considered whether BPM’s provision of non-audit services is compatible with maintaining its independence. The Audit & Risk Committee approved the audit fees, audit-related fees, tax fees and all other fees described below and believes such fees are compatible with the independence of BPM.

	2023	2022
Audit Fees	$84,500	$80,500
Tax Fees	$—	$14,500
All Other Fees	$40,665	$52,765
Total	$125,165	$147,765

Audit Fees. “Audit Fees” are the aggregate fees of BPM attributable to professional services rendered in 2023 and 2022 for the audit of our annual consolidated financial statements and for review of condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided by BPM in connection with statutory and regulatory filings or engagements for those fiscal years.

Tax Fees. “Tax Fees” are billed for professional services rendered to us for tax compliance, tax advice, and tax planning. Management, with the approval of the Audit & Risk Committee, hired Eide Bailly LLP in 2023 to perform tax preparation and advisory services. This transition was a strategic initiative led by Management to separate tax preparation services from our independent registered public accounting firm.

All Other Fees. “All Other Fees” are attributable to customary agreed upon professional services in connection with our “at-the market” offering sales agreement executed in December 2020, filing our shelf registration statement on Form S-3 in August 2023, and review of our annual proxy statement.

Pre-approval Policies and Procedures

The Audit & Risk Committee is required to review and approve in advance the retention of the independent registered public accounting firm for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The required pre-approval policies and procedures were complied with during 2023 and 2022.

BPM CPA LLP Representatives at Annual Meeting

We expect that representatives of BPM will not be present at the Annual Meeting.

Vote Required and Recommendation

This is an advisory vote and does not require a minimum number of votes.

The Board unanimously recommends you vote “FOR” approval of the appointment of BPM CPA LLP. as our independent registered public accounting firm for the year ending December 31, 2024.

REPORT OF THE AUDIT & RISK COMMITTEE

The following Report of the Audit & Risk Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The Audit & Risk Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2023 with management;
●	discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
●	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit & Risk Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

In reliance on the review and discussions referred to above, the Audit & Risk Committee recommended to the Board that the consolidated financial statements audited by BPM CPA LLP for the year ended December 31, 2023 be included in its Annual Report on Form 10-K for such fiscal year.

Audit & Risk Committee of the Board

Judith S. Schrecker, Chairperson

Catharine M. de Lacy

PROPOSAL 3 – APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Background

Our Board has determined that it is advisable and in our and our stockholders’ best interests to increase the number of authorized shares of common stock to 87,500,000 shares from the 62,500,000 shares currently authorized. Accordingly, stockholders are being asked to approve an amendment to our Certificate of Incorporation to effectuate such increase (the “Amendment”).

The Board believes that the increase in the number of authorized shares of common stock is necessary to provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy. Accordingly, the Board has unanimously approved the increase of our authorized shares of common stock to 87,500,000 shares pursuant to an amendment to our Certificate of Incorporation and directed that it be submitted for approval at the Annual Meeting. The following discussion is qualified by the text of the Amendment, which is set forth in Appendix A attached to this proxy statement.

If the Amendment is approved by stockholders at the Annual Meeting, then it will become effective upon filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur promptly following the Annual Meeting.

The additional shares of common stock to be authorized by the Amendment would be part of the existing class of common stock and would have rights identical to our current issued and outstanding shares of common stock. Issuance of the additional shares of common stock would not affect the rights of the holders of our issued and outstanding shares of common stock, except for effects incidental to any increase in the number of shares of common stock issued and outstanding, such as dilution of earnings per share and voting rights. The number of authorized shares of our preferred stock, par value $0.0001 per share (“preferred stock”), will not be affected by the Amendment and will be maintained at 2,000,000 shares, and we are not seeking to amend any other provisions of our Certificate of Incorporation in the Amendment.

Capitalization

Our existing Certificate of Incorporation authorizes 64,500,000 shares of capital stock, consisting of 2,000,000 shares of preferred stock, and 62,500,000 shares of common stock. As of April 29, 2024, we had no shares of preferred stock outstanding and the following shares of common stock were issued or reserved for future issuance:

●	45,913,546 shares issued and outstanding;

●	924,000 shares of common stock issuable upon the vesting of outstanding restricted stock units;

●	2,657,000 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.11 per share;

●	491,000 shares issuable upon the exercise of outstanding stock options granted outside of our Equity Incentive Plans at a weighted average exercise price of $1.53 per share

●	1,966,000 shares reserved for future issuances under the 2021 Plan;

●	188,000 shares reserved for future issuances under the ClearSign Technologies Corporation 2013 Consultant Stock Plan;

●

5,313,874 shares of our common stock issuable upon exercise of warrants issued, or reserved for future issuance, in connection with an underwritten public offering at an exercise price of $1.05 per share;

●

425,109 shares of our common stock issuable upon exercise of warrants issued, or reserved for future issuance, in connection with an underwritten public offering at an exercise price of $1.1375 per share;

●	8,108,106 shares of common stock issuable upon exercise of warrants issued at a private placement at an exercise of $1.05 per share;

●	3,155,642 shares of common stock issuable upon exercise of pre-funded warrants issued at a private placement at an exercise of $0.0001 per share; and

●	432,432 shares of common stock issuable upon exercise of warrants issued at a private placement at an exercise of $1.1375 per share.

Reasons for the Proposed Increase in Number of Authorized Shares of Common Stock

On April 23, 2024, we consummated an underwritten public offering of 4,620,760 shares of our common stock and accompanying redeemable warrants to purchase up to 4,620,760 shares of common stock, as well as a concurrent private placement of 2,249,763 shares of our common stock, pre-funded warrants to purchase up to 3,155,642 shares of our common stock and redeemable warrants to purchase up to 8,108,106 shares of our common stock (the “Private Warrants”). Pursuant to the terms of the Private Warrants, we are required to reserve and maintain at any time after the initial exercise date thereof, which is October 23, 2024, a sufficient amount of shares issuable upon exercise of the Private Warrants. The approval of this proposal will allow us to increase our available authorized shares of common stock, which will permit us to establish and maintain the required amount for such reserve and issue shares of our common stock upon the exercise of the Private Warrants. If the proposal is not approved by the stockholders, based on the authorized but unissued and unreserved shares of common stock as of the date hereof, we may not have sufficient shares available to establish and maintain the required amount for such reserve when required, and we may not be able to issue shares of our common stock upon the exercise of the Private Warrants, which may result in a breach by us of the terms of the Private Warrants.

The increase in authorized shares of common stock will also provide us greater flexibility with respect to our capital structure for various purposes as the need may arise from time to time. These purposes may include, but are not limited to: raising capital, establishing strategic relationships or pursuing strategic transactions with other companies, expanding our business through the acquisition of other businesses or products, and providing equity incentives to employees, officers, directors and consultants. If this proposal is not approved by our stockholders, our financing alternatives will likely be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly skilled employees, including managerial employees, and consultants, and if this proposal is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive grants as the Board or a committee of the Board deems appropriate could adversely impact our ability to achieve these goals.

Approval of this proposal would enable us to comply with the terms of the Private Warrants and respond promptly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders’ meeting to approve a contemplated stock issuance following our recent capital raise. Our management and Board believes it is in the best interests of the Company and our stockholders to have the flexibility provided by an increase in the number of shares of authorized common stock.

Possible Effects of the Amendment

The increase in authorized shares of common stock will not have any immediate effect on the rights of existing stockholders. Because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on the Company’s earnings per share, book value per share, or voting rights of stockholders and could have a negative effect on the price of our common stock.

We are not proposing the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of our company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with our Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the Amendment is approved by stockholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of common stock, or the replacement or removal of one or more directors or members of management. Provisions of our Certificate of Incorporation and Bylaws, in combination with the additional authorized shares, may also have an anti-takeover effect of preventing or discouraging a change in control of our company, including, but not limited to: (i) ability of our Board to designate the terms of and issue shares of preferred stock without further stockholder approval; (ii) limitations on who may call a special meeting of stockholders; and (iii) the absence of cumulative voting rights in the election of directors. Those provisions are described in detail under “Description of Securities of the Company” included as Exhibit 4.1 to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 1, 2024.

This Proposal 3 will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal.

No Rights of Dissent or Appraisal

Any authorized shares of our common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The holders of our common stock have no preemptive rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future.

Vote Required

The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting will be required for approval of this Proposal 3. Abstentions are not votes cast and will have no effect on the outcome of this vote and broker non-votes are not expected for this Propposal 3 because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on this Proposal 3.

The Board unanimously recommends you vote “FOR” approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 87,500,000.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following is biographical information about our executive officers.

Colin James Deller, Ph.D., Chief Executive Officer and Secretary

See Dr. Deller’s biography included at Proposal 1.

Brent Hinds, Chief Financial Officer

Mr. Hinds was appointed as our Vice President of Finance, Controller, Treasurer, principal financial officer, and principal accounting officer on October 18, 2021. Mr. Hinds was promoted to Chief Financial Officer effective August 8, 2023. Prior to joining the Company, from July 2014 to September 2021, Mr. Hinds was employed by Enovation Controls, Inc. (“Enovation Controls”). Enovation Controls is a stand-alone subsidiary of Helios Technologies (NASDAQ: HLIO), focused on global sales, manufacturing, and application engineering operations, working directly with original equipment manufacturers. Mr. Hinds successively held the positions of Assistant Controller, Controller and Vice President of Finance. In his capacity, Mr. Hinds was responsible for overseeing accounting and finance department activities to ensure accuracy and timely dissemination of reports, including income statement, balance sheet, and cash flow. Prior to joining Enovation Controls, Mr. Hinds worked for Stinnett & Associates, LLC, a professional advisory firm for public and private companies, where he established risk-based audit programs to determine the adequacy and effectiveness internal control environments. Additionally, Mr. Hinds served as a compliance analyst at Baker Hughes Company. Mr. Hinds earned his Bachelor of Science in Accounting from Oklahoma State University and is a certified public accountant.

Executive Officers Compensation

The table below summarizes the total compensation paid to or earned by our Chief Executive Officer and Chief Financial Officer in the years ended December 31, 2023 and 2022, in accordance with Item 402(m)(2) of Regulation S-K. These officers are referred to herein as the “named executive officers” or “NEOs.” The amounts represented in the “Option Awards” column reflects the stock compensation expense recorded by the Company pursuant to ASC Topic 718 and does not necessarily equate to the income that will ultimately be realized by the named executive officers for such awards.

Summary Compensation Table

					Option		Restricted Stock		All Other
Name and Principal		Salary	Bonus		Awards (1)		Awards (2)		Compensation (3)	Total
Position	Year	($)	($)		($)		($)		($)	($)
Colin J. Deller	2023	350,000	138,989	(4)	115,192	(6)	—		38,320	642,501
Chief Executive Officer	2022	350,000	86,747	(5)	26,238	(6)	—		35,220	498,205
Brent Hinds	2023	200,000	47,780	(4)	31,155	(7)	7,285	(9)	33,637	319,857
Chief Financial Officer	2022	200,000	46,717	(5)	52,410	(8)	—		30,720	329,847

(1)	The amounts included in this column are the aggregate dollar amounts of compensation expense recognized by us for financial statement reporting purposes in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation, and includes amounts from option awards granted in 2021, 2020 and 2019. For information on the valuation assumptions used in calculating these dollar amounts, see Notes 2 and 8 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the individuals upon option exercise.
(2)	The amounts included in this column are the aggregate dollar amounts of compensation expense recognized by us for financial statement reporting purposes in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation, and includes amounts from restricted stock awards granted. For information on the valuation assumptions used in calculating these dollar amounts, see Notes 2 and 8 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts reflect our accounting expense for these awards and do not reflect the actual economic value that may be realized by the individuals upon vesting of such awards.
(3)	Relates to healthcare benefits and employer matching in a defined contribution retirement plan available to all employees.
(4)	Bonuses for 2023 were accrued in 2023 and paid in stock during the first quarter of 2024.
(5)	Bonuses for 2022 were accrued in 2022 and paid in stock during the first quarter of 2023.
(6)	Relates to performance based stock option awards from our 2011 Equity Incentive Plan, granted to Dr. Deller in 2021. These are expensed over the performance period as performance conditions associated with the stock option are considered achieved or probable, as determined by the Compensation Committee.
(7)	Relates to time based stock option awards from our 2021 Plan, granted to Mr. Hinds in 2021. These are expensed over the service period when the service conditions associated with the stock option are satisfied.
(8)	Relates to time based stock option awards from our 2021 Plan, granted to Mr. Hinds in 2022 and 2021. These are expensed over the service period when the service conditions associated with the stock option are satisfied
(9)	Relates to time based restricted stock awards from our 2021 Plan granted to Mr. Hinds in 2023. These are expensed over the service period when the service conditions associated with the restricted stock award are satisfied.

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards held by our NEO’s at December 31, 2023.

	Equity Incentive		Equity Incentive
	Plan Awards:		Plan Awards:				Equity Incentive
	Number of Securities		Number of Securities				Plan Awards:
	Underlying Unexercised		Underlying Unexercised				Number of Restricted
	Options		Unearned Options				Stock Units
	(#)		(#)		Option Exercise	Option Expiration	(#)
Name	Exercisable		Unexercisable		Price ($)	Date	Unvested
Colin J. Deller
	178,161	(1)	—		$0.94	2/14/30	—
	200,000	(1)	—		$2.25	1/28/29	—
	400,000	(1)	—		$1.16	1/28/29	—
	140,000	(2)	450,000	(2)	$3.37	1/10/31	—

Brent Hinds
	100,000	(1)	—		$1.83	10/18/31	30,380
	12,788	(1)	—		$1.44	1/6/2032	—

(1)	At December 31, 2023, these options have vested 100%.
(2)	Unearned options vest upon completion of performance milestones as outlined in the option award agreement. The Board regularly monitor performance milestones to determine option vesting eligibility.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Employment Agreement with Colin James Deller

On January 28, 2019 (the “Effective Date”), the Company and Colin James Deller entered into an employment agreement pursuant to which the Company employed Dr. Deller as its President until April 1, 2019, at which time Dr. Deller became the Company’s Chief Executive Officer. Pursuant to the agreement, the Company pays Dr. Deller an annual salary of $350,000. As an inducement to accept employment with the Company, Dr. Deller was also granted an option to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.16 per share and an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.25 per share. Each option has a term of 10 years and has vested as follows: one-third of the options vested on the Effective Date; one-third of the options vested on the first anniversary of the grant date; and one-third of the options vested on the second anniversary of the grant date. Dr. Deller is also eligible to participate in such healthcare and other benefit programs made available to employees of the Company. Dr. Deller is eligible for annual bonuses with a value of up to 60% of his annual salary. Dr. Deller and the Compensation Committee meet annually to establish (i) performance standards and goals (“Standards and Goals”) to be met by him and (ii) bonus targets based on the Standards and Goals that are achieved. Any bonuses will be paid at the Compensation Committee’s discretion in cash and/or via equity awards made under our 2021 Plan, or any successor plan thereto, of the type of equity award as authorized by the Compensation Committee, which may include options to purchase Company’s common stock to be valued using the Black-Scholes option valuation model, and/or common stock, restricted stock, restricted stock units, performance stock or performance stock units. If Dr. Deller is terminated without cause, if he resigns for any reason, dies, or becomes disabled, he is entitled to certain severance benefits. Dr. Deller may voluntarily resign for any reason by providing us with 30 days’ prior notice. If the Company terminates Dr. Deller without cause or he is terminated within 12 months of a change in control, then Dr. Deller will be entitled to severance benefits, including 12 months of his annual salary.

Offer Letter with Brent Hinds

Brent Hinds received an offer letter from the Company, dated as of September 30, 2021 and effective as of October 18, 2021 (the “Offer Letter”), setting forth the terms of his employment and compensation arrangement, which he accepted. Pursuant to the Offer Letter, Mr. Hinds is paid an annual base salary of $200,000 in addition to equity compensation and other benefits set forth in the Offer Letter. Mr. Hinds is eligible for annual bonuses with a value up to 40% of his annual salary, and comprised of long- and short-term incentives awards.

Mr. Hinds is also eligible to participate in such healthcare and other benefit programs made available to employees of the Company. His employment has no specified term and is on an at-will basis.

On August 8, 2023, we promoted Mr. Hinds to Chief Financial Officer of the Company. In connection with the promotion, the Company amended the Offer Letter to provide for severance payments in certain instances (the “Amendment”). Specifically, the Amendment provides for severance payments in an amount equal to one (1) year salary plus any accrued but unpaid salary, vacation, and bonus amounts upon termination of Mr. Hinds’ employment without “Cause” or upon a “Change in Control,” as such terms are defined in the Amendment. Additionally, if Mr. Hinds’ employment is terminated for Cause, he will not be eligible for any severance payments. No other changes were made to the Offer Letter.

Change of Control Arrangements

All of the option awards and stock awards granted to the Company’s executive officers pursuant to the Company’s 2021 Plan include change-in-control arrangements whereby, in the event that a successor corporation does not assume or substitute the outstanding executive officers’ awards, any unvested award will be fully vested, including awards contingent on performance-based goals. Upon a change-in-control, these vested awards will be exercisable for a period of time determined by the administrator of the 2021 Plan, and any award that becomes fully vested as a result of a change-in-control will terminate upon expiration of such period.

Compensation Discussion

Overview

The Compensation Committee administers our executive compensation and benefit programs. The Compensation Committee is comprised exclusively of independent directors and oversees all compensation and benefit programs and actions that affect our executive officers.

Compensation Process and Role of Management

The Compensation Committee is responsible for determining and approving all compensation for our executive officers. Pursuant to its charter, the Compensation Committee reviews and approves, subject to applicable Board ratification, the salary, annual incentive compensation or bonus, long-term incentive compensation in the form of stock options, restricted stock units, or stock grants, all other employment, severance and change-in-control agreements and any other compensation applicable to executive officers. As discussed below, our Chief Executive Officer assists the Compensation Committee in its deliberations with respect to the compensation payable to our other executive officers.

At the end of or immediately following each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Executive Officer assesses each executive officer’s performance during the year based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments to base salary and the grant of a target bonus and/or equity award, if appropriate, as part of the compensation package for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines all compensation for the Chief Executive Officer. The Chief Executive Officer is not present at the time the Compensation Committee reviews his performance and discusses his compensation.

Evaluation of Compensation Practices

In developing our director compensation program and as basis for establishing such compensation, the Compensation Committee gathers and reviews data from the National Association of Corporate Directors as well as for various publicly traded companies that the Compensation Committee believes to be similar to the Company in some respect, taking into consideration market capitalization, number of employees, amount of revenue, net cash used or generated in operations and the industries in which such companies operate. The goal is to attract qualified candidates and motivate director behavior by adequately compensating for the time, effort, and commitment required. Establishing a transparent process that includes industry standards and comparisons, while factoring in the unique circumstances of the Company, is critical. Compensation may be in the form of cash, options, restricted stock units, or stock with consideration given to the Company’s overall resources during any given period when making a determination regarding the appropriate mix of each component of director compensation. As a result of such review, in 2023, each non-executive director’s annual compensation was paid in restricted stock units. Equity compensation for directors is designed to build an ownership stake in the Company while conveying incentives relative to the returns recognized by our stockholders.

Corporate Incentive Program

In order to enable us to attract, retain and reward our employees for their superior work, and to motivate such employees to achieve our specific corporate and individual objectives, the Compensation Committee provide incentives based upon or exceeding specified targets that are challenging but achievable.

At the beginning of each fiscal year, the Compensation Committee reviews and recommends to the Board the Corporate Incentive Plan (the “CIP”), which provides bonus awards to certain employees, including our named executive officers. The annual CIP is broken into three target categories: company based goals, employee specific goals and time based goals. Bonuses are calculated based on the Compensation Committee’s determination of target achievement and category apportionment percentages. The Compensation Committee may, from time to time, recommend changing target categories and apportionment percentages based on their annual review of the CIP.

Grants under the CIP are generally made in the form of equity, including common stock and restricted stock units.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in 2022, we are providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and non-PEO named executive officers (“NEOs”) and certain financial performance of the Company for the fiscal years listed below.

Value of Initial
	Colin James Deller - PEO		Brent Hinds - Non-PEO NEO		Fixed $100
	Summary		Summary		Investment
	Compensation	Compensation	Compensation	Compensation	Based on Total
	Table Total for	Actually Paid	Table Total for	Actually Paid	Shareholder	Net Loss
Year	PEO(1)	to PEO(2)	PEO(1)	to PEO(3)	Return ("TSR")(4)	(thousands)(5)
2023	$642,501	$475,067	$319,857	$304,354	$(61.16)	$(5,194)
2022	$498,205	$(277,180)	$329,847	$242,741	$(19.57)	$(5,758)

(1)	Represent the amounts of total compensation reported for our PEO and non-PEO NEO during each corresponding year in the “Total” column of the Summary Compensation Table above.
(2)	Represents the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:

			For Awards Granted During the Year		For Awards Granted in Prior Years
					Add: Changes in	Add: Changes in
	Summary	Subtract:	Add: Fair Value	Add: Fair Value	Fair Value (Positive	Fair Value (Positive	Subtract: Fair Value
	Compensation	Accrued Bonus	of Equity Awards	of Equity Awards	or Negative) for	or Negative) for	for Equity Awards	Compensation
	Table Total	and Equity Awards	Granted and	Granted and	Equity Awards that	Equity Awards that	that Failed to Meet	Actually Paid
Year	for PEO	for PEO	Unvested	Vested	Remain Unvested	Vested	Vesting Criteria	to PEO
2023	$642,501	$(254,181)	$—	$86,747	$—	$—	$—	$475,067
2022	$498,205	$(112,985)	$—	$—	$(662,400)	$—	$—	$(277,180)

(3)	Represents the amount of “compensation actually paid” to our Non-PEO NEO, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:

			For Awards Granted During the Year		For Awards Granted in Prior Years
					Add: Changes in	Add: Changes in
	Summary	Subtract: Accrued	Add: Fair Value	Add: Fair Value	Fair Value (Positive	Fair Value (Positive	Subtract: Fair Value
	Compensation	Bonus and	of Equity Awards	of Equity Awards	or Negative) for	or Negative) for	for Equity Awards	Compensation
	Table Total	Equity Awards	Granted and	Granted and	Equity Awards that	Equity Awards that	that Failed to Meet	Actually Paid
Year	for Non-PEO	for Non-PEO	Unvested	Vested	Remain Unvested	Vested	Vesting Criteria	to Non-PEO
2023	$319,857	$(86,220)	$24,000	$46,717	$—	$—	$—	$304,354
2022	$329,847	$(99,127)	$—	$12,021	$—	$—	$—	$242,741

(4)	TSR is cumulative for the measurement periods beginning on December 31, 2021 and ending on December 31 of each of 2023 and 2022, respectively, calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the end of the measurement period. No dividends were paid in 2023 or 2022.
(5)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.

The compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEO during the periods presented are not directly correlated with TSR. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

PROPOSAL 4 – APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are providing stockholders with an advisory vote on named executive officer compensation, as required by Section 14A of the Exchange Act and SEC Rule 14a-21 (the “Say-on-Pay Proposal”).

This Say-on-Pay Proposal vote is advisory, and, therefore, not binding on us, the Compensation Committee, or the Board. However, our Board values and encourages constructive dialogue on executive compensation and other important governance topics with our stockholders, to whom it is ultimately accountable. To the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our executive compensation program is designed to attract, motivate, and retain the named executive officers, who are critical to our success. Please read the section titled “Executive Compensation and Related Information” and the accompanying compensation tables in this proxy statement for additional information about our executive compensation program, including information about the compensation of the named executive officers in the year ended December 31, 2023. The Compensation Committee reviews our executive compensation program annually to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders.

We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement. This Proposal 4 gives our stockholders the opportunity to express their views on the compensation of the named executive officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal 4:

RESOLVED, that the stockholders of ClearSign Technologies Corporation approve, on an advisory basis, the compensation of the Company’s “named executive officers,” as such compensation is described in the tabular disclosure regarding such compensation under the caption “Executive Compensation and Related Information” and the accompanying narrative disclosure, set forth in the proxy statement for the 2024 annual meeting of stockholders.

Marking the proxy card “For” indicates approval of the foregoing resolution; marking the proxy card “Against” indicates lack of support for the foregoing resolution and the compensation of our named executive officers. You may abstain by marking the “Abstain” box on the proxy card.

Vote Required and Recommendation

This is an advisory vote and does not require a minimum number of votes.

The Board unanimously recommends you vote “FOR” the approval of the foregoing resolution approving the compensation paid to our named executive officers.

PROPOSAL 5 — ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES FOR APPROVAL OF EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, we are providing or stockholders with a non-binding, advisory vote on the frequency of future advisory stockholder votes on the compensation of our named executive officers (the “Say-on-Frequency Vote”), such as Proposal 4 above. This non-binding, advisory vote, must be submitted to stockholders at least once every six years and gives our stockholders the right to express their views on whether they would prefer that the Company provide for the Say-on-Pay Vote at future annual meetings every year, every two years or every three years. Stockholders may also abstain from the vote.

At our 2018 annual meeting of stockholders, our stockholders supported a one-year frequency for this Say-on-Frequency Vote. By voting on this Proposal 5, stockholders may indicate whether they would prefer that we conduct future advisory Say-on-Frequency Votes on named executive officer compensation once every one, two or three years.

The Board recommends a vote for once every three years. A three-year cycle provides the Compensation Committee sufficient time to measure long-term performance, thoughtfully evaluate and respond to stockholder input and effectively implement desired changes to the compensation program. Moreover, there is an inherent delay between implementation of changes and their presentation in the proxy statement. Under SEC rules, decisions made for 2023 compensation are not reported until 2024, and so forth. A three-year cycle will provide investors sufficient time to evaluate the effectiveness of our performance and compensation strategies.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). The option that receives the highest number of votes cast will be the preferred frequency selected by stockholders for the advisory vote on executive compensation. However, because this vote is advisory, stockholders will not be voting to approve or disapprove the recommendation of the Board. The frequency of advisory vote on executive compensation preferred by stockholders is not binding on us, the Compensation Committee or the Board, which may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by stockholders.

Vote Required and Recommendation

While the Board recommends that a Say-on-Pay Vote be held every three years, you are not voting to approve or disapprove of the Board’s recommendation. Rather, you will be able to specify one of four choices for the Say-on-Pay Frequency Vote, as follows: (i) “One Year”, (ii) “Two Years”, (iii) “Three Years,” or (iv) abstain.

The Board recommends that you vote “THREE YEARS” in regards to the approval, on an advisory basis, of the frequency of the future advisory stockholder votes on the compensation of our named executive officers.

PROPOSAL 6 – APPROVE ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING IN CERTAIN CIRCUMSTANCES

We are asking our stockholders to approve a proposal that will allow us to adjourn the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve Proposal 3 or if we do not have a quorum at the Annual Meeting. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of Proposal 3. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of Proposal 3, such that Proposal 3 would be defeated, we could adjourn the Annual Meeting without a vote on the approval of Proposal 3 and seek to convince the holders of those shares to change their votes to votes in favor of approval of Proposal 3. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting.

If a quorum is not present at the Annual Meeting, Article II, Subsection 2.6 of our Bylaws also permits the chairman of the Annual Meeting to adjourn any meeting of stockholders, from time to time, whether or not there is a quorum.

In any event, our Board believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the above-referenced reasons.

Vote Required and Recommendation

Proposal 6 will be approved with the affirmative vote of the holders of a majority of the shares present or represented by proxy in the Annual Meeting and entitled to vote thereon.

The Board unanimously recommends you vote “FOR” the proposal allowing the Board to adjourn the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 3 or in the absence of a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

●	each of our directors;
●	each individual identified as a named executive officer in the section of this report titled “Executive Compensation”;
●	all of our directors and executive officers as a group; and
●	each stockholder known by us to beneficially own 5% or more of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire ownership of on or before June 28, 2024, which is 60 days from the Record Date, through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options, restricted stock units, and warrants that are exercisable on or before June 28, 2024 are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Applicable percentage of ownership is based on 45,913,546 shares of our common stock outstanding as of April 29, 2024.

	Amount of
	Beneficial
	Ownership		Percent
Name and Address of Beneficial Owner (1)	(2)		of Class
Directors and Officers:
Colin James Deller	1,069,467	(3)	2.3%
Brent Hinds	187,846	(4)	0.4%
Robert T. Hoffman, Sr.	6,500,029	(5)	14.2%
Judith S. Schrecker	17,000	(6)	—%
Catharine M. de Lacy	—	(7)	—%
David M. Maley	—	(8)	—%
All Directors and Executive Officers as a Group (6 persons)	7,774,342		16.9%

5% Stockholders:
clirSPV LLC	6,189,857	(9)	13.5%

(1)	Except as set forth below, the address of each executive officer and director is 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally assigned to the person holding voting power and/or investment power with respect to securities. With the exception of the securities beneficially owned by our officers and directors and their affiliates, the ownership of the shares of common stock listed above were determined using public records. These amounts are based upon information available to the Company as of the date of this filing.

(3)	Includes common stock holdings of 121,306 shares and options to purchase 948,161 shares of common stock which may be exercised on or before June 25, 2024. Excludes options to purchase 420,000 shares of common stock, none of which will vest on or before June 25, 2024.
(4)	Includes common stock holdings of 72,431 shares, 2,627 shares of performance restricted stock units which are anticipated to vest before June 25, 2024, and options to purchase 112,788 shares of common stock which may be exercised on or before June 25, 2024. Excludes 42,895 shares of restricted stock units, none of which will vest on or before June 25, 2024.
(5)	Includes common stock holdings of 123,672 shares and options to purchase 186,500 shares of common stock which may be exercised on or before June 25, 2024 and the shares references in footnote 9 below. Excludes 224,311 shares of restricted stock units, none of which are expected to vest on or before June 25, 2024.
(6)	Includes options to purchase 17,000 shares of common stock which may be exercised on or before June 25, 2024. Excludes 271,267 shares of restricted stock units, none of which are expected to vest on or before June 25, 2024.
(7)	Excludes 102,493 shares of restricted stock units, none of which are expected to vest on or before June 25, 2024.
(8)	Excludes 14,409 shares of restricted stock units, none of which are expected to vest on or before June 25, 2024.
(9)	Consists of 6,189,857 shares held of record by clirSPV LLC. Robert T. Hoffman, Sr. is the Managing Member of GPclirSPV LLC, which is the Manager of clirSPV LLC. Robert T. Hoffman, Sr. is the Manager of Princeton Opportunity Management LLC, which has an Investment Management Agreement with clirSPV LLC and shares the power to vote the securities beneficially owned by clirSPV LLC. As such, each of GPclirSPV LLC, Robert T. Hoffman, Sr. and Princeton Opportunity Management LLC may be deemed to have or share beneficial ownership of the shares of common stock held directly by clirSPV LLC. The business address of Mr. Hoffman and the entities above is 119 Warren Avenue, 3rd Floor, Spring Lake, New Jersey 07762.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The Board reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company and our stockholders, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Investment by clirSPV LLC

In connection with a private placement of the Company’s common stock pursuant to a Stock Purchase Agreement dated July 12, 2018, the Company granted clirSPV LLC (the “SPV”) a right to purchase certain new equity securities that the Company sells for the purpose of raising capital on terms and conditions no different from those offered to other purchasers (the “Participation Right”) so that it could maintain a 19.99% percentage ownership (the Percentage Ownership“) of the Company’s outstanding common stock. The Participation Right will expire on December 31, 2024. Further, in conjunction with this investment made by the SPV, we entered into a Voting Agreement with the SPV pursuant to which Robert T. Hoffman, Sr. was appointed as a director on our Board.

The purpose of the Participation Right is to allow the SPV to keep its Percentage Ownership. In no event may the SPV exercise the Participation Right to the extent it would cause the SPV to own 20% or more of the Company’s then outstanding shares of common stock or hold shares with 20% or more of the voting power of the Company. The Company and the SPV entered into a written waiver dated December 18, 2020, pursuant to which the SPV waived its right to exercise the Participation Right in connection with the Company’s “at-the-market” offering entered into in December 2020. In lieu of participating in such offering, the Company and the SPV agreed that, for each sale of no less than 100,000 shares of our common stock to a single investor (each such sale, a “Block Trade”) made in such offering, the SPV may, for a period of 20 business days following such Block Trade, purchase from the Company at the price sold to such investor in the Block Trade, unregistered shares of our common stock up to a number of shares of common stock that will allow the SPV to maintain the Percentage Ownership.

Additionally, because certain elements of the Participation Right, such as the notice provisions and closing period, are not compatible with raising capital in a public offering, on May 26, 2022 (the “Waiver Date”), the SPV agreed to waive the notice requirements and other related closing mechanics for such Participation Right (the “Waiver”). In exchange for such Waiver, we and the SPV agreed that, following the Waiver Date, the SPV may purchase from us, at the price sold to the investors in an offering, unregistered shares of our common stock in a number that will allow it to maintain the Percentage Ownership our outstanding common stock, provided that the SPV notifies us that it will exercise such right within 30 days following the final closing of such offering (the “Offering Response Date”) and the completion of such purchase must occur within six (6) business days of the Offering Response Date.

Following the completion of an underwritten offering in June 2022, on July 8, 2022, the SPV exercised its Participation Right and purchased 1,591,594 shares of unregistered common stock at $1.11 per share.

In addition, the Company and the SPV agreed that effective upon the Investor Holder Consent (as defined below), the Participation Right, subject to the Waiver and modification contained therein, would be extended from December 31, 2023 to such date that the holders of two-thirds of the outstanding units of the SPV agree (the “Investor Holder Consent”) to extend such holder’s existing agreement that he/she/it will have no right to force a redemption of his/her/its interests in the SPV (the “Redemption Right”); provided, however, that the SPV provides written notice to the Company of the Investor Holder Consent prior to December 31, 2023 and the Participation Right will in no event extend beyond June 30, 2027. On December 30, 2023, the Company received notice from the SPV that the holders of at least two-thirds of the outstanding units of the SPV agreed to extend the waiver of the Redemption Right until December 31, 2024.  Accordingly, the Participation Right now expires on December 31, 2024.

Mr. Hoffman, our Chairman and a current member of our Board, is the Managing Member of GPclirSPV LLC, which is the Manager of the SPV. Mr. Hoffman. is the Manager of Princeton Opportunity Management LLC, which has an Investment Management Agreement with the SPV and shares the power to vote the securities beneficially owned by the SPV. As such, each of GPclirSPV LLC, Mr. Hoffman and Princeton Opportunity Management LLC may be deemed to have or share beneficial ownership of the shares of common stock held directly by the SPV.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2025 Annual Meeting of stockholders must be received by us no later than , 2024, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Stockholder proposals are reviewed by the Corporate Secretary for compliance with the requirements for such proposals, which are set forth in Regulation 14a-8 of the Exchange Act. Stockholder proposals that meet these requirements will be summarized by the Corporate Secretary and circulated to the Chairman of the Board. Stockholder proposals should be addressed to our Corporate Secretary at 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at an annual meeting of stockholders (but not for inclusion in the proxy statement). Notice of a nomination or other proposal of business must be in proper written form and delivered to the Corporate Secretary of the Company by email at ap@clearsign.com or in writing, c/o Corporate Secretary, ClearSign Technologies Corporation, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133, no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2025 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on , 2025 and no later than the close of business on , 2025. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must comply with the requirements of Rule 14a-19(b). The requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under the Bylaws as described in this section and shall not extend any deadline set forth under the Bylaws.

Recommendations from stockholders that are received after the above deadlines will not be considered timely for consideration by the Board for the 2025 annual meeting of stockholders.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, or if no recommendation is given, in their own discretion.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, which includes certain financial information about ClearSign, is enclosed together with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: our Corporate Secretary, ClearSign Technologies Corporation, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133. Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website, www.clearsign.com, under the heading “Investors-Investor Information-SEC Filings”.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of our proxy materials, we will send a copy to you if you address your written request to, or call, Brent Hinds, Chief Financial Officer, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133, telephone number (918) 935-4898.

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF

CLEARSIGN TECHNOLOGIES CORPORATION

ClearSign Technologies Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1.

This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on June 14, 2023 (the “Certificate of Incorporation”).

2.

The Corporation’s Board adopted resolutions setting forth this amendment to the Corporation’s Certificate of Incorporation declaring said amendment to be advisable and soliciting the approval of the Corporation’s stockholders. Thereafter, the necessary number of shares as required by statute approved this amendment at a properly noticed and duly convened meeting of the Corporation’s stockholders.

3.	Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is up to 89,500,000 shares, consisting of: (i) 87,500,000 shares of common stock, having a par value of $0.0001 per share (the “Common Stock”); and (ii) 2,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).”

4.	This amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

5.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Colin James Deller, its Chief Executive Officer, this ___ day of ______ 2024.

CLEARSIGN TECHNOLOGIES CORPORATION
By: Colin James Deller
Title: Chief Executive Officer

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000645799_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Robert T. Hoffman Sr. 02) Colin James Deller 03) Catharine M. de Lacy 04) Judith S. Schrecker 05) David M. Maley CLEARSIGN TECHNOLOGIES CORP 8023 E. 63RD PL. SUITE 101 TULSA, OK 74133 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/24/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CLIR2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/24/2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Approve, on an advisory basis, the appointment of BPM CPA LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. Approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock to 87,500,000. 4. Approve, on an advisory basis, the compensation paid to the Company's named executive officers. The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain 5. Approve, on an advisory basis, the frequency of future advisory votes on executive compensation. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 6. Approve one or more adjournments of the Annual Meeting in certain circumstances. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION DATED APRIL 30, 2024

0000645799_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com CLEARSIGN TECHNOLOGIES CORP Annual Meeting of Stockholders June 25, 2024 1:00 PM Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Colin James Deller and Brent Hinds, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CLEARSIGN TECHNOLOGIES CORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM Central Time on June 25, 2024, at www.virtualshareholdermeeting.com/CLIR2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side